Exhibit 32.1

WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officers of Univision Communications Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:

(i) The quarterly report on Form 10-Q for the three months ended March 31, 2009 of the Company, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2009	/s/ JOSEPH UVA
Joseph Uva Chief Executive Officer

Dated: May 15, 2009	/s/ ANDREW W. HOBSON
Andrew W. Hobson Chief Financial Officer